EXHIBIT 99.1

CONSENT OF NOMINEE FOR DIRECTOR

I hereby consent to being named as a person who will become a director of Rhino Resources, Inc., a Delaware corporation, in the Registration Statement on Form S-1 filed by Rhino Resource Partners, L.P. with the Securities and Exchange Commission (Registration No. 333-150262) (the “Registration Statement”), to the disclosure under the caption “Management” in the Registration Statement and to the filing of this consent as an exhibit to the Registration Statement.

Date: June 20, 2008

/s/ JOHN P. MCCARTY
John P. McCarty